SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




Date of Report (date of
earliest event reported):                                     June 4, 1998


                                    GPU, Inc.
                                    ---------
               (Exact name of registrant as specified in charter)


           Pennsylvania             1-6047              13-5516989
           ------------             ------              ----------
          (State or other           (Commission         (IRS employer
           jurisdiction of           file number)        identification no.)
           incorporation)




              300 Madison Avenue, Morristown, New Jersey 07962-1911
              -----------------------------------------------------
               (Address of principal executive offices) (Zip Code)




       Registrant's telephone number, including area code: (973) 455-8200
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ITEM 5.  OTHER EVENTS
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                  As previously reported on May 6 and 7, 1998, an Administrative
Law Judge (ALJ) issued Recommended Decisions in the Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) restructuring proceedings pending before the Pennsylvania Public Utility Commission (PaPUC).

                  Reference is made to the Quarterly Reports on Form 10-Q for the quarter ended March 31, 1998 filed by GPU for a summary of the ALJ's recommendations which description is incorporated in this Report by reference.

                  On June 4, 1998, the PaPUC, in non-binding polls, approved restructuring plans for Met-Ed and Penelec. Among other things, the PaPUC action would allow Met-Ed to collect through a competitive transition charge $975 million of its requested $1.466 billion in stranded costs over 11 years; Penelec would recover approximately $858 million of its requested $1.245 billion over an 8 year period. Retail choice would begin for one third of each companies' customers January 1, 1999, another third could choose their supplier on January 2, 1999 and full retail choice would be available on January 2, 2000. The PaPUC has scheduled final votes for June 25, 1998.

                  In a news release issued following the PaPUC's votes, GPU stated that the PaPUC's reductions in transmission and distribution rates and failure to insure full recovery of non-utility generation costs amounts to "confiscating the property of GPU Energy and its shareholders in violation of their legal and constitutional rights." Noting that it could not accept the



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PaPUC's  action,  GPU  stated  that if the  PaPUC's  final  order  followed  its preliminary action, GPU would "vigorously pursue all available remedies to challenge the ruling."

                  Copies of GPU's news release and the news releases issued by the PaPUC are annexed as exhibits.

ITEM 7.           Financial Statements, Pro Forma Financial Information and
                  Exhibits.

         1.       GPU News Release, dated June 4, 1998.
         2.       PaPUC News Releases, dated June 4, 1998.










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                                    SIGNATURE
                                    ---------

                  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                          GPU, INC.


                                          By:______________________________
                                              T.G. Howson, Vice President
                                              and Treasurer


Date:  June 5, 1998